UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  February 2, 2005

Community Valley Bancorp

(Exact name of registrant as specified in its charter)

California	333-85950	68-0479553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2041 Forest Avenue, Chico, California		95928
(Address of principal executive offices)		(Zip Code)

(530) 899-2344
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operations and Financial Condition

The Registrant’s press release dated January 28, 2005 pertaining to its financial results for the year ended December 31, 2004 inadvertently reported the year to date basic earnings per share of $1.58 as the diluted earnings per share and the fourth quarter 2003 diluted earnings per share as $0.48.  Actual diluted earnings per share for the year ended December 31, 2004 was $1.48, an increase of $.06 or 4.23% over the $1.42 reported for 2003 and actual fourth quarter 2003 diluted earnings per share was $0.46.  The press release also reported Shareholders’ Equity of $35,531,000, total capital of 7.90% and book value per share of $9.77.   Shareholders’ Equity is $34,531,000, total capital is 7.68% and book value per share was $9.49.

Attached hereto is Exhibit 99.1. a copy of the amended press release of the Registrant dated February 2, 2005, including the corrections to the Company’s diluted earnings per share for the year ended December 31, 2004 the fourth quarter of 2003 and to Shareholders’ Equity.

Item 9.01                Financial Statements and Exhibits

99.1 Press Release dated February 2, 2005, amending the Press Release dated January 28, 2005, reporting financial results for the fourth quarter and year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Community Valley Bancorp

Date:	2-2-05	By:	/s/ K C Robbins
Keith C. Robbins
President & Chief Executive Officer